CONSENT OF INDEPENDENT AUDITORS

                                                                    Exhibit 23.1

     We consent to the incorporation by reference in the following registration statement on Form S-3 and related prospectus and in the following registration statements on Form S-8 of D.R. Horton, Inc., of our report dated May 12, 1998, with respect to the supplemental consolidated financial statements of D.R. Horton, Inc. included in its Current Report on Form 8-K dated June 5, 1998, filed with the Securities and Exchange Commission.

         Form S-3          Registration No. 333-27521

         Form S-8          Registration No. 33-48874
                           Registration No. 33-83162
                           Registration No. 333-3570
                           Registration No. 333-3572
                           Registration No. 333-47767
                           Registration No. 333-51473



Fort Worth, Texas
June 3, 1998                                                   Ernst & Young LLP





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